Calculation of Filing Fee Tables
S-3
NISOURCE INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.01 per share	457(o)			$ 1,500,000,000.00	0.0001381	$ 207,150.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,500,000,000.00		$ 207,150.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 7,008.40
			Net Fee Due:						$ 200,141.60
Offering Note
[1]	This "Calculation of Filing Fee Table" shall be deemed to update the "Calculation of Registration Fee" table in Registration Statement No. 333-291167, which was filed on October 30, 2025 (the "Registration Statement"). The prospectus supplement to which this exhibit is attached is a final prospectus for the related offering. The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, NiSource Inc. (the "Registrant") initially deferred payment of all the registration fees for Registration Statement. The Registrant is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,500,000,000 pursuant to the prospectus supplement to which this exhibit is attached (the "Current Prospectus Supplement"). The Company has previously registered shares of common stock having an aggregate offering price of up to $900,000,000, offered by means of a prospectus supplement dated February 22, 2024 (the "2024 Prospectus Supplement") and an accompanying prospectus dated November 1, 2022 pursuant to a Registration Statement on Form S-3 (Registration No. 333-268084) filed on November 1, 2022. In connection with the filing of the 2024 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $100,110.00, after accounting for a fee offset of $32,730.00 related to unsold securities under a prior prospectus supplement and registration statement. Shares of common stock having an aggregate offering price of $852,517,842.19 were offered and sold pursuant to the 2024 Prospectus Supplement. The Registrant has terminated the offering of shares of common stock under the 2024 Prospectus Supplement. Shares of common stock having a proposed maximum offering price of $47,482,185.81 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the 2024 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, $7,008.40 of the registration fees that were paid with respect to the shares of common stock that were previously registered pursuant to the 2024 Prospectus Supplement and were not sold thereunder is offset against the registration fee of $207,150.00 due for this offering. The remaining balance of the registration fee, $200,141.60, is being paid herewith in connection with the filing of the Current Prospectus Supplement.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	NiSource Inc.	S-3	333-268084	02/22/2024		$ 7,008.40	Equity	Common Stock, par value $0.01 per share		$ 47,482,185.81
Fee Offset Sources		NiSource Inc.	S-3	333-268084		02/22/2024						$ 100,110.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated the offering of shares of common stock under the 2024 Prospectus Supplement.

Offset Note
[2]	The Registrant is registering shares of common stock having a proposed maximum aggregate offering price of up to $1,500,000,000 pursuant to the prospectus supplement to which this exhibit is attached (the "Current Prospectus Supplement"). The Company has previously registered shares of common stock having an aggregate offering price of up to $900,000,000, offered by means of a prospectus supplement dated February 22, 2024 (the "2024 Prospectus Supplement") and an accompanying prospectus dated November 1, 2022 pursuant to a Registration Statement on Form S-3 (Registration No. 333-268084) filed on November 1, 2022. In connection with the filing of the 2024 Prospectus Supplement, the Company made a contemporaneous fee payment in the amount of $100,110.00, after accounting for a fee offset of $32,730.00 related to unsold securities under a prior prospectus supplement and registration statement. Shares of common stock having an aggregate offering price of $852,517,842.19 were offered and sold pursuant to the 2024 Prospectus Supplement. The Registrant has terminated the offering of shares of common stock under the 2024 Prospectus Supplement. Shares of common stock having a proposed maximum offering price of $47,482,185.81 that are being registered pursuant to the Current Prospectus Supplement represent unsold securities previously registered pursuant to the 2024 Prospectus Supplement. Pursuant to Rule 457(p) under the Securities Act, $7,008.40 of the registration fees that were paid with respect to the shares of common stock that were previously registered pursuant to the 2024 Prospectus Supplement and were not sold thereunder is offset against the registration fee of $207,150.00 due for this offering. The remaining balance of the registration fee, $200,141.60, is being paid herewith in connection with the filing of the Current Prospectus Supplement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $1,500,000,000.00. The prospectus is a final prospectus for the related offering.